INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”), dated as of September 28, 2007, (the “Effective Date”), by and between Hercules Technology Growth Capital, Inc. (“Senior Creditor”) and each of Iroquois Capital LP, Cranshire Capital, L.P., Portside Growth and Opportunity Fund and Rockmore Investment Master Fund Ltd. (together, the “Subordinated Creditor”). Capitalized terms used but not otherwise defined herein shall have the meanings given them in Section 1 below.

RECITALS

A. Senior Creditor and each of Diomed Holdings, Inc. and Diomed, Inc., each a Delaware corporation (together, the “Borrower”), have entered into that certain Loan and Security Agreement dated as of September 28, 2007 (as the same may be amended, restated, or otherwise modified from time to time, the “Senior Creditor Agreement”). The funds advanced to or owed by Borrower under the Senior Creditor Agreement shall be referred to collectively herein as the “Senior Loans.” To secure the Senior Loans, Borrower granted to Senior Creditor under the Senior Creditor Agreement a security interest in all of Borrower’s personal property assets. The making of the Senior Loans and the granting of the security interest in all of Borrower’s personal property assets are hereinafter referred to as the “Senior Transactions”.

B. Prior to the date hereof, Diomed Holdings, Inc. issued one or more Variable Rate Convertible Debentures (the “Existing Debenture”) to the Subordinated Creditor.

C. The Existing Debenture prohibits the consummation of the Senior Transactions.

D. The Subordinated Creditor is willing to permit the Borrower to enter into the Senior Transactions, subject to, among other things, the execution and delivery of an amendment to the Variable Rate Convertible Debenture, pursuant to which, among other things, the Subordinated Creditor shall receive a security interest in substantially all of the Borrower’s personal property assets.

E. Subordinated Creditor and Senior Creditor desire to establish and agree upon their respective rights, priorities and interests governing their respective relationships with Borrower and any collateral for the loans granted pursuant to the Subordinated Loan Documents and the Senior Loan Documents at all times on and after the Effective Date.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, Senior Creditor and Subordinated Creditor hereby agree as follows:

1.	DEFINITIONS; EFFECTIVENESS

As used herein, the following terms shall have the following meanings:

“Availability Period” has the meaning set forth in the Senior Creditor Agreement.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Lien Enforcement Action” means (a) any action by Senior Creditor to foreclose on the Lien of such Person in any Collateral, (b) any action by Senior Creditor to take possession of, sell or otherwise realize (judicially or non-judicially) upon any Collateral (including, without limitation, by setoff or notification of account debtors), and/or (c) the commencement by Senior Creditor of any legal proceedings against the Borrower or with respect to any Collateral to facilitate the actions described in (a) or (b) above.

“Permitted Subordinated Debt Payments” means payments of interest on the Subordinated Debt due and payable in accordance with the terms of the Subordinated Loan Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement (for the avoidance of doubt, the Subordinated Creditor may receive payment of or reimbursement for reasonable fees and expenses of counsel to the Subordinated Creditor incurred in connection with the negotiation, documentation and closing of the transactions contemplated hereby).

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Remedies Notice” has the meaning set forth in Section 9(b).

“Reorganization Securities” means (a) any common equity securities and any other equity securities that do not contain a mandatory redemption provision, put right or any other such similar right or require dividends (other than dividends paid in kind) to be paid on a date prior to the date that all Senior Debt is due or paid in full in cash and (b) any securities of the Borrower that are distributed to any Subordinated Creditor in respect of the Subordinated Debt and that (i) are subordinated in right of payment to the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent as the Subordinated Debt is subordinated to the Senior Debt hereunder and (ii) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more advantageous to the Subordinated Creditors or that are more burdensome to the issuer of or other obligor on such debt or equity securities than are, in either case, the terms of the Senior Debt (or any debt or equity securities issued in substitution for all or any portion of the Senior Debt). Additionally, “Reorganization Subordinated Securities”, shall include (A) any equity securities and/or debt securities which are distributed pursuant to a plan of reorganization accepted by the class of Senior Debt so long as such equity or debt securities are distributed both on account of the Senior Debt and the Subordinated Debt and so long as such equity or debt securities are subject to the provisions of this Agreement and the terms of this Agreement will apply with like effect to such securities, and (B) any equity securities and/or debt securities deemed in writing by Senior Creditor to constitute Reorganization Securities.

“Senior Creditor Warrants” means any and all warrants issued by a Borrower to the Senior Creditor.

“Senior Debt” means any and all indebtedness and obligations (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement and indemnity obligations) at any time or from time to time owing from Borrower to Senior Creditor under the Senior Loan Documents or otherwise, including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower; provided, however, the aggregate outstanding principal amount of Loans constituting Senior Debt shall not exceed at any one time outstanding, (a) the greater of (i) $6,600,000 and (ii) the sum of (A) $6,600,000 and (B) 110% of the Term Loan Advances (not to exceed $4,400,000) made during the Availability Period) minus (b) the amount of all payments and prepayments of principal made with respect to such Loans.

“Senior Default Notice” means a written notice from Senior Creditor to Subordinated Creditor that a Senior Payment Default has occurred.

“Senior Loan Documents” means the Senior Creditor Agreement and any security agreement, pledge agreement, promissory note, UCC financing statement, account control agreement or any other agreement, instrument or document, excluding the Senior Creditor Warrants, executed by Borrower pursuant to or in connection with the Senior Debt or the Senior Creditor Agreement including, for the avoidance of doubt, any Loan Document (as defined in the Senior Creditor Agreement), as any of the foregoing may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

“Senior Payment Default” means an Event of Default exists by reason of either (i) Borrower’s failure to pay a monetary obligation constituting Senior Debt (including by virtue of acceleration or otherwise), or (ii) the commencement of any Insolvency Proceeding by or against Borrower has occurred and is continuing under the Senior Credit Agreement.

“Standstill Period” has the meaning set forth in Section 2.

“Subordinated Creditor Warrants” means any and all warrants issued by a Borrower to a Subordinated Creditor.

“Subordinated Debt” means any and all indebtedness and obligations (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time or from time to time owing from Borrower to Subordinated Creditor (or the affiliates or subsidiaries of Subordinated Creditor) under the Subordinated Loan Documents, including but not limited to such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership, or reorganization case by or against Borrower.

“Subordinated Loan Documents” means that certain Securities Purchase Agreement entered into between Subordinated Creditor and Diomed Holdings, Inc. dated as of September 28, 2004, each Variable Rate Convertible Debenture entered into between a Subordinated Creditor and Diomed Holdings, Inc. and any financing statement, other agreement, instrument or document, other than the Subordinated Creditor Warrants, executed by Borrower pursuant to or in connection therewith, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

“Term Loan Advances” has the meaning set forth in the Senior Creditor Agreement (as in effect on the date hereof).

Unless otherwise specified, all references in this Agreement to a “Section” shall refer to the corresponding Section in or to this Agreement. Other capitalized terms used herein and not otherwise defined herein shall have the meaning given such terms in the Uniform Commercial Code as in effect in the State of California, as in effect from time to time (the “UCC”) or in the Senior Loan Documents.

2.	SUBORDINATION

(a) On the terms and conditions set forth below, Subordinated Creditor’s right to payment and performance of the Subordinated Debt and any and all liens and security interests securing the Subordinated Debt are hereby subordinated to Senior Creditor’s right to full payment and performance of the Senior Debt and all liens and security interests securing the Senior Debt. The Subordinated Creditor shall not ask, demand, sue for, take or receive from Borrower, by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing by Borrower to Subordinated Creditor, or be owing by any other person to Subordinated Creditor under a guaranty or similar instrument, on account of the Subordinated Debt, nor any collateral security for any of the foregoing, including, without limitation, any personal property collateral granted to Subordinated Creditor pursuant to the Subordinated Loan Documents, unless and until the Senior Debt shall have been fully paid in cash and all commitments to extend credit under the Senior Creditor Agreement shall have been terminated (the temporary reduction of outstanding obligations, liabilities and indebtedness of Borrower to Senior Creditor not being deemed to constitute full payment or satisfaction thereof), provided that (i) the Subordinated Creditor may receive Reorganization Securities, (ii) the Subordinated Creditor may exercise the Subordinated Creditor Warrants in accordance with terms thereof, (iii) the Subordinated Creditor may be granted a subordinate security interest in the Collateral in accordance with the terms of clause (c) below pursuant to the Subordinated Loan Documents as in effect on the date hereof, and (iv) the Subordinated Creditor may file lawsuits solely to prevent the running of any applicable statute of limitations or other similar restrictions on claims with respect to the Subordinated Debt and so long as the adjudication of such lawsuit and any remedies granted as a result therefore shall be otherwise subject to the terms of this Agreement in all respects.

(b) Notwithstanding clause (a) above, the Borrower shall be permitted to pay, and the Subordinated Creditor shall be permitted to receive, any Permitted Subordinated Debt Payment so long as at the time of such payment, or after giving effect thereto, no Senior Payment Default exists, and such Senior Payment Default shall not have been cured or waived. The Borrower shall not be permitted to prepay or repay the Subordinated Debt without the written consent of the Senior Creditor.

(c) Any existing security interest in or lien on any property of Borrower in favor of Subordinated Creditor shall be, and hereby are agreed to be, junior and subordinated to the security interests and liens securing the Senior Debt. If any lien shall be created or shall arise in favor of Subordinated Creditor, whether by operation of law or otherwise, in or on any property of Borrower or any of its subsidiaries or affiliates to secure all or any portion of the Subordinated Debt, then the liens granted by Borrower in any such property in favor of Senior Creditor to secure the Senior Debt shall in all respects be first and senior liens, superior to such liens that may be created or arise, and superior to any security interest or lien that may exist on the date hereof, in either case which liens are in favor of Subordinated Creditor securing the Subordinated Debt notwithstanding (i) the date, manner or order of creation, attachment or perfection of any such security interests or liens, (ii) the provisions of the UCC or any other applicable statutes or court decisions that would provide otherwise in the absence of this Agreement, (iii) the provisions of any contract between Subordinated Creditor, on the one hand, and Borrower or any subsidiary or affiliate thereof, on the other, and (iv) whether Subordinated Creditor or any agent or bailee thereof holds possession of any part any such collateral. In the event Subordinated Creditor shall have or obtain possession of any such property or shall, in contravention of this Agreement, foreclose upon or enforce its security interest or lien upon any such property, whether by self-help, judicial action or otherwise, then (A) all such property shall be immediately delivered to Senior Creditor or, if not deliverable, all cash or non-cash proceeds and profits of such property shall be paid over to Senior Creditor, without any deduction or offset, and (B) until duly delivered or paid to Senior Creditor, any such property or cash or non-cash proceeds and profits of such property shall be held in trust for the benefit of Senior Creditor, in the case of each of clause (A) and clause (B), unless and until all of the Senior Debt shall have been paid in cash in full and all commitments to extend credit under the Senior Creditor Agreement shall have been terminated.

(d)  A copy of this Agreement may be filed as a financing statement in any Uniform Commercial Code recording office.

(e) The subordination contained in this Agreement is intended to define the rights and duties of Subordinated Creditor and Senior Creditor; it is not intended that any third party (including Borrower or any of its subsidiaries or affiliates, any bankruptcy trustee, receiver, or debtor-in-possession) shall benefit from it. If the effect of the subordination contained in this Agreement would be to give any third party a priority status to which that party would not otherwise be entitled, then that provision shall, to the extent necessary to avoid that priority, be given no effect and the rights and priorities of Senior Creditor and Subordinated Creditor shall be determined in accordance with applicable law and this Agreement.

Notwithstanding anything to the contrary in this Section 2, upon the earliest to occur of (i) acceleration of the Senior Debt, (ii) the occurrence of an Insolvency Proceeding involving Borrower, (iii) notice by the Subordinated Creditor to the Senior Creditor that an Event of Default in payment of the Subordinated Debt has occurred and is continuing and for a period of 150 days thereafter (the “Standstill Period”), or (iv) the filing by the Senior Creditor of a complaint commencing judicial foreclosure against all or substantially all of the Collateral or other judicial enforcement of the terms and provisions of the applicable Senior Loan Documents, upon 5 Business Days prior written notice to the Senior Creditor, the Subordinated Creditor may accelerate the Subordinated Obligations, provided that any payment or distribution received by the Subordinated Creditor (other than Reorganization Securities) shall be received in trust for the benefit of the Senior Creditor and shall be forthwith paid over to the Senior Creditor, for the benefit of the Senior Creditor. Nothing herein shall limit or impair the right of the (x) Subordinated Creditor to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by Senior Creditor (so long as, if in the event, Subordinated Creditor “credit bids”, all or a portion of, the Subordinated Debt in such private or judicial sale, the Senior Creditor shall be entitled to receive in cash that portion of the Subordinated Debt that is “credit bid” in such private or judicial sale by the Subordinated Creditor), (y) Subordinated Creditor to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by Senior Creditor, so long as it does not delay or interfere in any material respect with the exercise by Senior Creditor of its rights as provided in this Agreement and (z) Subordinated Creditor to receive any remaining proceeds of Collateral after satisfaction and payment in full in cash of all Senior Debt.

3.	ASSIGNMENT OF SUBORDINATED DEBT

Subordinated Creditor hereby covenants to Senior Creditor that prior to the termination of this Agreement in accordance with Section 8, the entire Subordinated Debt created in favor of Subordinated Creditor shall continue to be owing only to Subordinated Creditor, and any collateral security therefor (including, without limitation, any collateral security granted to Subordinated Creditor pursuant to the Subordinated Loan Documents) shall continue to be held solely for the benefit of Subordinated Creditor, unless assigned pursuant to an assignment in which the assignee agrees in writing to be bound by all of the terms and provisions of this Agreement. Any promissory note issued pursuant to the Subordinated Loan Documents shall be legended to expressly state that it is subject to this Agreement.

4.	SENIOR CREDITOR’S PRIORITY

In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property of Borrower or any of its subsidiaries or affiliates or the proceeds thereof to the creditors of Borrower or any of its subsidiaries or affiliates, or the readjustment of the Senior Debt and the Subordinated Debt, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Debt or the Subordinated Debt, or the application of the property of Borrower or any of its subsidiaries or affiliates to the payment or liquidation thereof, or upon the dissolution, liquidation, reorganization, or other winding up of Borrower’s or any of its subsidiaries’ or affiliates’ business, or upon the sale of all or any substantial part of Borrower’s or any of its subsidiaries’ or affiliates’ property (any of the foregoing being hereinafter referred to as an “Insolvency Event”), then, and in any such event, Senior Creditor shall be entitled to receive the payment in cash in full of the Senior Debt before Subordinated Creditor shall be entitled to receive any payment on account of the Subordinated Debt, and to that end and in furtherance thereof:

(a) All payments and distributions of any kind or character, whether in cash, property, or securities (other than a distribution of Reorganization Securities), in respect of the Subordinated Debt to which Subordinated Creditor would be entitled if the Subordinated Debt were not subordinated pursuant to this Agreement, shall be paid to Senior Creditor and applied in payment of the Senior Debt; and

(b) Notwithstanding the foregoing, if any payment or distribution of any kind or character, whether in cash, properties or securities (other than a distribution of Reorganization Securities), shall be received by Subordinated Creditor on account of the Subordinated Debt before all of the Senior Debt has been paid, then such payment or distribution shall be received by Subordinated Creditor in trust for and shall be immediately paid over to Senior Creditor for application to the payments of amounts due on the Senior Debt until the Senior Debt shall have been paid in cash in full.

5.	GRANT OF AUTHORITY

In the event of the occurrence of an Insolvency Event, and to enable Senior Creditor to enforce its rights hereunder in any of the aforesaid actions or proceedings, Senior Creditor is hereby irrevocably authorized and empowered, in Senior Creditor’s discretion, as follows:

(a) Senior Creditor is hereby irrevocably authorized and empowered (in its own name or in the name of Subordinated Creditor or otherwise), but shall have no obligation, (i) to demand, sue for, collect and receive every payment or distribution referred to in Section 4, and give acquittance therefor and (ii) (if Subordinated Creditor has failed to file claims or proofs of claim on or before ten (10) days prior to the last date such claims or proofs of claim may be filed pursuant to law or the order of any court exercising jurisdiction over such proceeding) to file claims and proofs of claim. The Subordinated Creditor will take such reasonable action as the Senior Creditor may reasonably request to enable the Senior Creditor to enforce any claim or proof of claim filed by the Senior Creditor in accordance with clause (ii) above.

(b) To the extent that payments or distributions on account of the Subordinated Debt are made in property or securities other than cash, Subordinated Creditor authorizes Senior Creditor to sell or dispose of such property or securities (other than a distribution of Reorganization Securities) on such terms as are commercially reasonable in the situation in question. Following full payment in cash of the Senior Debt and the termination of all commitments related thereto, Senior Creditor shall remit to the Subordinated Creditor (with all necessary endorsements), to the extent of Subordinated Creditor’s interest therein, all payments and distributions of cash, property, or securities paid to and held by Senior Creditor in excess of the allowed amount of the Senior Debt.

6.	PAYMENTS RECEIVED BY SUBORDINATED CREDITOR

Should any payment, distribution, or security (other than a distribution of Reorganization Securities) be received by the Subordinated Creditor upon or with respect to the Subordinated Debt in contravention of this Agreement or other than those amounts discussed in Section 2, prior to termination of this Agreement in accordance with Section 8, Subordinated Creditor shall receive and hold the same in trust for the benefit of Senior Creditor and shall immediately deliver the same to Senior Creditor in precisely the form received (except for the endorsement or assignment of Subordinated Creditor where necessary) for application to the Senior Debt (and the permanent reduction thereof), and, until so delivered, the same shall be held in trust by such Subordinated Creditor for the benefit of Senior Creditor; provided that notwithstanding anything to the contrary contained in this Agreement, the Subordinated Creditor may (i) receive and retain Conversion Shares (as defined in the Subordinated Loan Documents) and Reorganization Securities and (ii) exercise the Subordinated Creditor Warrants in accordance with the terms thereof.

7.	FURTHER ASSURANCES; COOPERATION; NO OFFSET

Subordinated Creditor agrees to cooperate with Senior Creditor and to take all actions that Senior Creditor may reasonably require to enable Senior Creditor to realize the full benefits of this Agreement. Subordinated Creditor agrees not to offset any amounts owing to Borrower against the Subordinated Debt, but shall pay all such amounts in accordance with their terms.

8.	TERMINATION OR AMENDMENT OF AGREEMENT; NO AMENDMENTS

This Agreement shall be effective upon its execution by each of Senior Creditor and Subordinated Creditor. After the Effective Date, this Agreement shall remain in effect and shall not be revoked or amended by Subordinated Creditor, except with the prior written consent of the Senior Creditor. Senior Creditor and Subordinated Creditor agree that no amendment hereto shall be binding upon Borrower unless Borrower shall have received notice of such amendment. Subject to Section 12, this Agreement shall terminate upon the date on which the Senior Debt has been paid in cash in full and all commitments to extend credit under the Senior Creditor Agreement has been terminated. No amendment of the Subordinated Loan Documents shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Subordinated Creditor may have in any property of Borrower. By way of example, the Subordinated Loan Documents shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, (ii) increase the principal amount of the Subordinated Debt, (iii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt or (iv) increase the warrants or other equity issued to Subordinated Creditor in consideration of the funding of the Subordinated Debt. No amendment of the Senior Loan Documents shall directly or indirectly (a) increase the interest rate applicable to any of the Senior Debt by more than 2.0% (excluding increases resulting from the accrual of interest at the default rate), (b) extend the scheduled maturity of the Senior Debt, (c) add any additional restrictions or limitations with respect to the payment of the Subordinated Debt, (d) modify (or have the effect of modification of) any prepayment provisions thereof, or (e) change (to earlier dates) any dates upon which payments of principal or interest are due thereon.

9.	ADDITIONAL AGREEMENTS

(a) Senior Creditor may administer and manage its credit and other relationships with Borrower in its own best interest, without notice to or consent of Subordinated Creditor. Subject to the limitations contained in Section 8 hereof, at any time and from time to time, Senior Creditor may enter into any amendment or agreement with Borrower as Senior Creditor may deem proper, including without limitation extending the time of payment of or renewing or otherwise altering the terms of all or any of the obligations constituting Senior Debt or affecting the collateral security for, supporting or underlying any or all of the Senior Debt, and may exchange, sell, release, surrender or otherwise deal with any such collateral without in any way thereby impairing or affecting this Agreement, and all such additional agreements and amendments shall be Senior Loan Documents evidencing the Senior Debt; provided, that neither this Section 9 nor any provision of such agreements shall affect the limitations contained in the definitions of “Senior Creditor” or “Senior Debt”; provided further that any sale or other disposition of the Collateral shall be conducted in a commercially reasonable manner and the proceeds of Collateral shall be applied to the permanent reduction of the indebtedness constituting Senior Debt.

(b) The Senior Creditor will give the Subordinated Creditor 2 Business Days written notice of its intent to commence any Lien Enforcement Action with respect to the Collateral (a “Remedies Notice”)

10.	SUBROGATION

If cash or other property otherwise payable or deliverable to the Subordinated Creditor or on account of the Subordinated Debt shall have been applied pursuant to this Agreement to the payment of the Senior Debt, and if the Senior Debt shall have been paid in cash in full and all commitments to extend credit under the Senior Creditor Agreement shall have been terminated, then Subordinated Creditor shall be subrogated to any rights of Senior Creditor to receive further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been fully paid. No such payments or distributions received by the Subordinated Creditor by reason of such subrogation shall, as between Borrower and its creditors other than Senior Creditor, on the one hand, and Subordinated Creditor, on the other hand, be deemed to be a payment by Borrower on account of the Subordinated Debt owed to Subordinated Creditor. For purposes of this Agreement, payments made by the Borrower not in contravention of this Agreement to the Subordinated Creditor in respect of the Subordinated Debt with proceeds of loans by Senior Creditor to Borrower shall not be construed to constitute proceeds of Collateral.

11.	SUBORDINATED CREDITOR’S WAIVERS AND COVENANTS

(a) Without limiting the generality of any other waiver made by Subordinated Creditor in this Agreement, Subordinated Creditor hereby expressly waives (i) reliance by Senior Creditor upon the subordination and other agreements herein provided, and (ii) any claim that Subordinated Creditor may now or hereafter have against Senior Creditor arising out of any and all actions that Senior Creditor, in good faith, takes or omits to take (A) with respect to the creation, perfection or continuation of liens in or on any collateral security for the Senior Debt, (B) with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the collateral security for the Senior Debt, (C) with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other third party and (D) with respect to the valuation, use, protection or release of any collateral security for the Senior Debt.

(b) Without limiting the generality of any other covenant or agreement made by Subordinated Creditor in this Agreement, Subordinated Creditor hereby covenants and agrees that (i) Senior Creditor has not made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Creditor Agreement or any of the other Senior Loan Documents, or the collectibility of the Senior Debt; and (ii) Subordinated Creditor will not interfere with or in any manner oppose a disposition of any collateral security for the Senior Debt by Senior Creditor.

12.	REINSTATEMENT OF SENIOR DEBT

To the extent that Senior Creditor receives payments on or in respect of the Senior Debt or proceeds of any collateral security for the Senior Debt, which payments or proceeds are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payments or proceeds invalidated, declared to be fraudulent or preferential, set aside or required to be repaid, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Senior Creditor. The provisions of this Section 12 shall survive termination of this Agreement.

13.	NO WAIVERS

Senior Creditor shall not be prejudiced in its rights under this Agreement by any act or failure to act of Borrower or Subordinated Creditor or any noncompliance of Borrower or Subordinated Creditor with any agreement or obligation, regardless of any knowledge thereof which Senior Creditor may have, or with which Senior Creditor may be charged; no action permitted hereunder that has been taken by Senior Creditor shall in any way affect or impair the rights or remedies of Senior Creditor in the exercise of any other right or remedy or shall operate as a waiver thereof; no single or partial exercise by Senior Creditor of any right or remedy shall preclude any other or further exercise thereof; and no modification or waiver of any of the provisions of this Agreement shall be binding upon Senior Creditor, in each case except as expressly set forth in a writing duly signed and delivered by Senior Creditor.

14.	PERFECTION OF CERTAIN SECURITY INTERESTS

The Senior Creditor agrees to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral being referred to as the “Pledged or Controlled Collateral”), as bailee and as a non-fiduciary agent for the Subordinated Creditor, solely for the purpose of perfecting the security interest granted under the Subordinated Loan Documents, subject to the terms and conditions of this Section. To secure the prompt payment and performance of the Subordinated Debt and in addition to, and separate from, any other grant of a security interest to the Senior Creditor, the Borrower hereby grants to the Senior Creditor, as agent for the Subordinated Creditor, a security interest in all right, title and interest of the Borrower in and to all now existing or hereafter acquired deposit accounts of the Borrower. The obligations and responsibilities of the Senior Creditor to the Subordinated Creditor under this Section 14 shall be limited to holding or controlling the Pledged or Controlled Collateral as a non-fiduciary agent in accordance with this Section 14.

15.	PURCHASE RIGHT

At any time on or after the date that any of the following events has occurred and is continuing (each a “Purchase Event”): (i) the occurrence of a Senior Payment Default; (ii) the Senior Creditor having provided a Remedies Notice; (iii) Senior Creditor has exercised any of its enforcement remedies with respect to Borrower or taken any Lien Enforcement Action against any Collateral in accordance with the Senior Loan Documents; (iv) the occurrence of an Insolvency Proceeding involving Borrower; or (v) at any time during the Standstill Period.

(a)The Subordinated Creditor shall have an option, exercised by delivery of notice to the Senior Creditor (a “Purchase Notice”) given in accordance with Section 17 and no later than 10 days after a Purchase Event to purchase all (but not less than all) of the Senior Debt and assume all commitments under the Senior Loan Documents from the Senior Creditor. The Purchase Notice shall be irrevocable and shall specify a date for the closing of the purchase, which shall not be more than 10 Business Days after receipt by the Senior Creditor of the Purchase Notice. If no Subordinated Creditor exercises such right within 5 Business Days after the occurrence of a Purchase Event, the Senior Creditor shall have no further obligation pursuant to this Section 15 and may take any further actions in their sole discretion in accordance with the Senior Loan Documents and this Agreement.

(b)The purchase and sale with respect to the Senior Debt and assumption of commitments under the Senior Loan Documents provided for in this Section 15 shall have closed within 10 Business Days after receipt by the Senior Creditor of the Purchase Notice and the Senior Creditor shall have received payment in full of the Senior Debt and the Subordinated Creditor shall have assumed all commitments under the Senior Loan Documents as provided for herein within such 10 Business Day period. If more than one Person constituting the Subordinated Creditor shall have exercised the purchase option, the purchase price shall be divided pro rata among such persons according to each such Person’s portion of the Subordinated Debt outstanding on the date of purchase pursuant to this Section 15.

(c)On the date specified by the Subordinated Creditor in the Purchase Notice (which shall not be more than 10 Business Days after the receipt by the Senior Creditor of the Purchase Notice), the Senior Creditor shall sell and assign to the Subordinated Creditor and the Subordinated Creditor shall purchase and assume from the Senior Creditor, the Senior Debt (including and for the avoidance of doubt any prepayment fee, early termination fee, end of term charge or any other fee payable by Borrower and constituting Senior Debt) and all commitments under the Senior Loan Documents. The Senior Creditor and the Senior Secured Creditors hereby represent and warrant that, as of the date hereof, no approval of any court or other regulatory or governmental authority is required for such sale.

(d)Upon the date of such purchase and sale, the Subordinated Creditor shall (i) pay to the Senior Creditor as the purchase price therefor the full amount of all the Senior Debt then outstanding and unpaid, and (ii) assume all commitments under the Senior Loan Documents pursuant to assignment and assumption documents reasonably satisfactory to the Senior Creditor.

(e)Such purchase shall be expressly made without representation or warranty of any kind by the Senior Creditor as to the Senior Debt or otherwise and without recourse to the Senior Creditor, except that the Senior Creditor shall represent and warrant: (i) the amount of the Senior Debt being purchased from it, (ii) that the Senior Creditor owns the Senior Debt, free and clear of any Liens or encumbrances and (iii) the Senior Creditor has the right to assign such Senior Debt and the assignment is duly authorized by the Senior Creditor.

16.	INFORMATION CONCERNING BORROWER; CREDIT ADMINISTRATION

Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, its subsidiaries and affiliates, any and all endorsers and any and all guarantors of the Senior Debt and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt or the Subordinated Debt that diligent inquiry would reveal, and Subordinated Creditor hereby agrees that Senior Creditor shall not have any duty to advise the Subordinated Creditor of information known to Senior Creditor regarding such condition.

17.	NOTICES

Except as otherwise provided herein, all notices and service of process required, contemplated, or permitted hereunder or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of: (i) the first Business Day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Senior Creditor:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

If to Subordinated Creditor, to each of:

IROQUOIS CAPITAL LP
400 Central Avenue, Suite 309
Northfield, IL 60093
ATTN: Joshua Silverman

CRANSHIRE CAPITAL, L.P.
666 Dundee Rd., Suite 1901
Northbrook, IL 60062
ATTN: Mitchell Kopin

PORTSIDE GROWTH AND OPPORTUNITY FUND
c/o Ramius Capital Group, LLC (investment adviser)
666 Third Avenue, 26th Floor
New York, NY 10017
ATTN: Jeff Smith
Telephone: Tel. 212-845-7900

ROCKMORE INVESTMENT MASTER FUND LTD.
150 E 58th St., 28th Floor
New York, NY
ATTN: Bryan Daly
Telephone: 212-258-2303
Facsimile: 212-258-2315

18.	LEGEND.

Until the termination of this Agreement in accordance with Section 8 hereof, the Borrower and each Subordinating Creditor will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Loan Document as well as any replacements thereof, the following legend (or such other notice reasonably acceptable to the Agent) in substantially the form hereof:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Intercreditor Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, the “Intercreditor Agreement”), dated as of September 28, 2007, among Hercules Technology Growth Capital, Inc. (the “Senior Creditor”) and each of Iroquois Capital LP, Cranshire Capital, L.P., Portside Growth and Opportunity Fund and Rockmore Investment Master Fund Ltd. (the “Subordinated Creditors”). Each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement applicable to a “Subordinated Creditor” (as such term is defined in the Intercreditor Agreement), as if such holder were an original signatory thereto as a Subordinated Creditor for all purposes of the Intercreditor Agreement.”

19.	SEVERABILITY

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20.	GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to principles of conflict of laws that would cause the application of laws of any other jurisdiction.

21.	ASSIGNMENT

This Agreement shall be binding upon Subordinated Creditor and its respective successors and assigns, and shall inure to the benefit of and be enforceable by Senior Creditor and its successors and assigns.

22.	NO THIRD PARTY BENEFICIARIES

Neither the Borrower and its successors and assigns nor any other Persons or entities are beneficiaries of any portion of this Agreement and shall not have any rights arising under this Agreement or the right to enforce any provision hereof.

23.	JUDICIAL REFERENCE

Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF SUBORDINATED CREDITOR AND SENIOR CREDITOR AGREE THAT A JUDICIAL REFEREE WILL BE APPOINTED UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631 TO DETERMINE ANY FACTUAL ISSUES ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER, SUBORDINATED CREDITOR, OR SENIOR CREDITOR AGAINST THE OTHER PARTY OR PARTIES TO THIS AGREEMENT. SUBORDINATED CREDITOR AND SENIOR CREDITOR SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE WITH AT LEAST FIVE YEARS OF JUDICIAL EXPERIENCE IN CIVIL MATTERS. IN THE EVENT THAT SUBORDINATED CREDITOR AND SENIOR CREDITOR CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. SUBORDINATED CREDITOR AND SENIOR CREDITOR SHALL EQUALLY BEAR THE FEES AND EXPENSES OF THE REFEREE UNLESS THE REFEREE OTHERWISE PROVIDES IN THE STATEMENT OF DECISION. This agreement regarding the judicial referee extends to all such claims, including, without limitation, claims which involve persons or entities other than Borrower, the Subordinated Creditor, and Senior Creditor; claims which arise out of or are in any way connected to the relationships between or among Borrower, the Subordinated Creditor, and Senior Creditor; and any claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind.

24.	COUNTERPARTS

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Signature page follows.

SENIOR CREDITOR:

Hercules Technology Growth Capital, Inc.

Signature:
Print Name:	K. Nicholas Martitsch
Title:	Associate General Counsel

SUBORDINATED CREDITORS:

Iroquois Capital LP

Signature:
Print Name:
Title:

Cranshire Capital, L.P.

Signature:
Print Name:
Title:

Portside Growth and Opportunity Fund

Signature:
Print Name:
Title:

Rockmore Investment Master Fund Ltd.

Signature:
Print Name:
Title:

The undersigned hereby accepts and consents to the foregoing Agreement and agrees to be bound by all of the provisions thereof and to recognize all priorities and other rights granted by Subordinated Creditor thereby or thereunder to Senior Creditor and to pay Senior Creditor in accordance therewith.

BORROWER:

Diomed Holdings, Inc.

By:
Name:
Title:
Diomed, Inc.

By:
Name:
Title: